Exhibit 10.5



                           FIRST LEASE AMENDMENT
       STATE OF TEXAS

       COUNTY OF DALLAS


            THIS AGREEMENT is entered into as of the 16th day of April, 1992 by and between WESTERN ATLAS INTERNATIONAL INC., hereinafter referred to as "Landlord", and CARRINGTON LABORATORIES INC., hereinafter referred to as "tenant", to be effective on the Effective Date, as hereinafter defined.


                           W I T N E S S E T H:


            WHEREAS, by Lease dated August 30, 1991 (the "Lease"), Landlord leased to Tenant approximately 21,733 square feet of space in the Building known as the Core Laboratories Building, 1300 East Rochelle Boulevard, Irving, Texas 75062-3963 (the "Building"); and

           WHEREAS, Landlord has agreed to lease Tenant an additional approximately 1,551 square feet of space located in the Building and described as follows:

            Room Nos.             Approximate Net Rentable Area
            ---------             -----------------------------

            A-1060 - Office              261 square feet
            A-1061 - Office              184 square feet
            A-1062 - Office              184 square feet
            A-1065 - Office              193 square feet
            A-1066 - Office              165 square feet
            A-1026 - Office              197 square feet
                                        -----------------
                          Sub-Total     1,184 square feet

            A-1070 - Conference          367 square feet
            Room
                                        -----------------
                              Total     1,551 square feet

       all of which space is shown crosshatched on Exhibit "A" attached hereto and made a part hereof for all purposes (the "Additional Space"), which Additional space will effectively increase the aggregate square footage covered by the Lease to approximately 23,284 square feet of space as of the Effective Date.

            NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree that the Lease is amended and modified as follows effective as of the first to occur of (i) the date Landlord notifies Tenant in writing that the Tenant finish has been completed in the Additional Space in accordance with the terms of Exhibit "B" attached hereto and made a part hereof for all purposes; or (ii) on the date Landlord would have completed the Tenant Finish in the Additional Space in accordance with Exhibit "B" hereof except for delays caused by Tenant or by the agents, employees or contractors of Tenant; or (iii) on the date Tenant actually takes possession of all or any part of the Additional Space, or (iv) May 1 1992, the first of which dates is herein referred to as the "Effective Date":

       1. Area. The figure 21,733 square feet set out in Paragraph l(a) of the Lease and wherever the figure appears in the Lease is hereby deleted and the figure 23,284 is hereby substituted therefor.

       2.   Minimum Rent. The  Minimum Rent of  $18,110.83 per month  set out in the first (lst) line of Subparagraph 1(k) of the Lease is increased to $19,403.33 per month, and the $20,374.69 per month set out in the third (3rd) line of Subparagraph 1(k) of the Lease is hereby increased to $21,828.75 per month. Minimum Rent for the calendar month when the Effective Date occurs shall be prorated on the basis of the number of days in that calendar month.

       3. Operating Costs. The date "January 1, 1992" contained in the third line of the third grammatical paragraph of Paragraph 8 is hereby deleted and the date "January 1, 1993" is hereby substituted therefor.

       4. Construction Landlord shall construct the Tenant Finish in the Additional Space in accordance with the terms of Exhibit "B" hereto.

       The Lease as hereby amended is hereby ratified and confirmed as being in full force and effect. This Agreement shall be binding on the parties hereto and their respective successors and assigns: subject, however, to the terms of the Lease as hereby amended.

       EXECUTED as of the date first hereinabove set out.

                                LANDLORD:

                                WESTERN ATLAS INTERNATIONAL, INC.

                                BY: /s/
                                   __________________________

                                      Printed Name:
                                      Title:

                                TENANT:

                                CARRINGTON LABORATORIES, INC.

                                BY:   /s/
                                  __________________________

                                      Printed Name:
                                      Title:

                                 EXHIBIT A




                        [ FLOOR PLAN APPEARS HERE ]

                                EXHIBIT "B"

                to First Lease Amendment (the "Agreement")
                              By and Between

              WESTERN ATLAS INTERNATIONAL, INC. , as Landlord
                                    and

                 CARRINGTON LABORATORIES. INC., as Tenant


            It is understood and agreed that:

             A. Landlord agrees at Landlord's sole cost and expense to construct (i) approximately fifteen (l5) linear feet of demising wall, taped, bedded and painted with one (1) coat of a Building standard paint matching the existing walls, and (ii) one
        (1) Building standard emergency exit door with Building standard hardware to create an exit to the Building lobby and entry to the A-1 level of the Building. The work hereinbefore provided for is referred to in this Agreement as the "Tenant Finish". All other parts of the Additional Space have been inspected by Tenant and are accepted "as-is" without any warranty whatsoever, either express or implied.

             B. ACCEPTANCE: tenant shall within twenty (20) days after the Effective Date provide Landlord with a so-called punch list of incomplete work and if such work is Landlord's obligation hereunder, such work shall be completed by Landlord with reasonable diligence under the circumstances. Any Tenant Finish not listed on the punch list shall be deemed accepted and completed in accordance with the terms hereof.

             C. If Landlord shall be delayed in substantially completing the Tenant Finish as a result of:

             (a) Tenant's failure to promptly and timely furnish any information required by Landlord; or

             (b)  Tenant's   request   for    materials,   finishes    or
                  installations other than Landlord's Building  Standard;
                  or

             (c) the performance of work by or on behalf of Tenant during the early occupancy period provided for in Paragraph D hereof by a person, firm or corporation employed by Tenant and the completion of said work by said person, firm or corporation (all such persons, firms or corporations being subject to the approval of Landlord);

        then the Effective Date shall be accelerated by the number of days of such delays.

             D. Landlord will permit Tenant and its agents to enter the Additional Space prior to the Effective Date in order that Tenant may perform through its own contractors (to be first approved by Landlord) such other work and decorations as Tenant may desire at the same time that Landlord's contractors are working in the Additional Space. The foregoing license to enter prior to the Effective Date, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. Such license is further conditioned upon Worker's Compensation and public liability insurance for bodily injury and property damage, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and certificates of such insurance being furnished to Landlord prior to proceeding with the work. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry conditions shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease, except as to the covenant to pay the additional Minimum Monthly Rent provided for in Paragraph 2 of this Agreement unless otherwise provided for herein. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the Effective Date, the same being solely at Tenant's risk, and Tenant shall hold Landlord harmless from any claim, demand or action arising from activities of Tenant's contractors, workmen or mechanics.